CONTACTS:	Investors	Media
	Robin Washington	Amy Flood
	(650) 522-5688	(650) 522-5643

Sung Lee
(650) 524-7792

For Immediate Release

GILEAD SCIENCES ANNOUNCES FIRST QUARTER 2017 FINANCIAL RESULTS

- Product Sales of $6.4 billion -
- Diluted EPS of $2.05 per share -
- Non-GAAP Diluted EPS of $2.23 per share -
- Reiterates Full Year 2017 Guidance -

Foster City, CA, May 2, 2017 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the first quarter ended March 31, 2017. The financial results that follow represent a year-over-year comparison of the first quarter 2017 to the first quarter 2016. Total revenues were $6.5 billion in 2017 compared to $7.8 billion in 2016. Net income was $2.7 billion or $2.05 per diluted share in 2017 compared to $3.6 billion or $2.53 per diluted share in 2016. Non-GAAP net income, which excludes amounts related to acquisition-related, up-front collaboration, stock-based compensation and other expenses, was $2.9 billion or $2.23 per diluted share in 2017 compared to $4.3 billion or $3.03 per diluted share in 2016.

	Three Months Ended
	March 31,
(In millions, except per share amounts)	2017	2016
Product sales	$6,377	$7,681
Royalty, contract and other revenues	128	113
Total revenues	$6,505	$7,794

Net income attributable to Gilead	$2,702	$3,566
Non-GAAP net income*	$2,949	$4,274

Diluted earnings per share	$2.05	$2.53
Non-GAAP diluted earnings per share*	$2.23	$3.03

*
Non-GAAP net income and non-GAAP diluted earnings per share exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

Product Sales
Total product sales for the first quarter of 2017 were $6.4 billion compared to $7.7 billion for the same period in 2016.
Product sales for the first quarter of 2017 were $4.5 billion in the United States, $1.3 billion in Europe and $661 million in other locations. Product sales for the first quarter of 2016 were $4.4 billion in the United States, $1.6 billion in Europe and $1.7 billion in other locations.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

May 2, 2017	2

Antiviral Product Sales
Antiviral product sales, which include sales of our HIV, chronic hepatitis B (HBV) and chronic hepatitis C (HCV) products, were $5.8 billion for the first quarter of 2017 compared to $7.2 billion for the same period in 2016.

•
HIV and HBV product sales were $3.3 billion compared to $2.9 billion for the same period in 2016. The increase was primarily due to the continued uptake of our tenofovir alafenamide (TAF) based products, Genvoya® (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir alafenamide 10 mg), Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg) and Odefsey® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir alafenamide 25 mg).

•
HCV product sales, which consist of Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), Sovaldi® (sofosbuvir 400 mg) and Epclusa® (sofosbuvir 400 mg/velpatasvir 100 mg), were $2.6 billion compared to $4.3 billion for the same period in 2016. The decline was due to lower sales of Harvoni and Sovaldi across all major markets, partially offset by sales of Epclusa, which was launched in the United States and Europe in June and July 2016, respectively.

Other Product Sales
Other product sales, which include Letairis® (ambrisentan), Ranexa® (ranolazine) and AmBisome® (amphotericin B liposome for injection), were $536 million for the first quarter of 2017 compared to $498 million for the same period in 2016.
Operating Expenses

	Three Months Ended
	March 31,
(In millions)	2017	2016
Research and development expenses (R&D)	$931	$1,265
Non-GAAP R&D expenses*	$889	$769

Selling, general and administrative expenses (SG&A)	$850	$685
Non-GAAP SG&A expenses*	$807	$638

*
Non-GAAP R&D and SG&A expenses exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

During the first quarter of 2017, compared to the same period in 2016:

•
R&D expenses decreased primarily due to the 2016 impact of up-front collaboration expenses related to Gilead’s license and collaboration agreement with Galapagos NV and impairment charges related to in-process R&D. These decreases were partially offset by expenses associated with Gilead’s purchase of a U.S. Food and Drug Administration (FDA) priority review voucher.

•	Non-GAAP R&D expenses* increased primarily due to expenses associated with Gilead’s purchase of an FDA priority review voucher.

•	SG&A expenses and non-GAAP SG&A expenses* increased primarily due to higher branded prescription drug fee expense.
Cash, Cash Equivalents and Marketable Securities
As of March 31, 2017, Gilead had $34.0 billion of cash, cash equivalents and marketable securities compared to $32.4 billion as of December 31, 2016. Cash flow from operating activities was $2.9 billion for the quarter. During the first quarter of 2017, Gilead utilized $565 million on stock repurchases and paid cash dividends of $687 million.

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May 2, 2017	3

Full Year 2017 Guidance Reiterated
Gilead reiterates its full year 2017 guidance, initially provided on February 7, 2017:

(In millions, except percentages and per share amounts)	Initially Provided February 7, 2017
Net Product Sales	$22,500 - $24,500
Non-HCV Product Sales	$15,000 - $15,500
HCV Product Sales	$7,500 - $9,000
Non-GAAP*
Product Gross Margin	86% - 88%
R&D Expenses	$3,100 - $3,400
SG&A Expenses	$3,100 - $3,400
Effective Tax Rate	25.0% - 28.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration, Stock-based Compensation and Other Expenses	$0.84 - $0.91

*
Non-GAAP Product Gross Margin, R&D and SG&A expenses and effective tax rate exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP full year 2017 guidance is provided in the tables on page 9.

Corporate Highlights

•	Announced that Alessandro Riva, MD, joined the company as Senior Vice President and therapeutic area head for hematology and oncology.

•
Announced the recipients of Gilead’s HIV cure grants program, a fund totaling more than $22 million, which will support 12 new HIV cure research projects. These projects will be conducted by leading academic institutions, non-profit organizations and community groups from around the world, focusing on three key areas: translational research, efficacy studies in animal models and community perspectives of HIV cure.

Product and Pipeline Updates announced by Gilead during the First Quarter of 2017 include:
Antiviral and Liver Diseases Programs

•	Presented data at the 2017 Conference on Retroviruses and Opportunistic Infections which included the announcement of:

▪
Positive results from a Phase 2 study evaluating the efficacy, safety and tolerability of a combination of bictegravir (75 mg) (BIC) and emtricitabine/tenofovir alafenamide (200/25 mg) (FTC/TAF) versus dolutegravir (50 mg) (DTG) and FTC/TAF in treatment-naïve, HIV-1 infected adults. Results found that the BIC+FTC/TAF and DTG+FTC/TAF regimens both demonstrated high virologic response rates at week 24 and week 48.

▪
Positive findings from a preclinical study evaluating HIV capsid inhibitors (CAIs) for potential use as a long-acting antiretroviral (ARV) treatment. The study identified novel HIV-1 CAIs with highly potent antiviral activity and a favorable resistance profile to existing ARVs in vitro.

▪
Positive 144-week data from two Phase 3 studies (Studies 104 and 111) evaluating the safety and efficacy of Genvoya for the treatment of HIV-1 infection in treatment-naïve adults. Through week 144, Genvoya demonstrated significantly higher rates of virologic suppression compared to Stribild® (elvitegravir 150 mg, cobicistat 150 mg, emtricitabine 200 mg and tenofovir disoproxil fumarate 300 mg), based on the percentage of patients with HIV-1 RNA levels less than 50 copies/mL. Patients receiving Genvoya also demonstrated favorable renal and bone laboratory parameters compared to those treated with Stribild.

•
Announced that the marketing authorization application for the investigational, once-daily, single-tablet regimen of sofosbuvir 400 mg, velpatasvir 100 mg and voxilaprevir 100 mg (SOF/VEL/VOX) for the treatment of HCV-infected patients has been fully validated and is under assessment by the European Medicines Agency.

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May 2, 2017	4

Gilead also previously submitted a new drug application to FDA for SOF/VEL/VOX. Under the Prescription Drug User Fee Act, FDA has set a target action date of August 8, 2017.

•
Announced that the European Commission granted marketing authorization for Vemlidy® (tenofovir alafenamide 25mg), a once-daily tablet for the treatment of chronic hepatitis B virus infection in adults and adolescents (aged 12 years and older with body weight at least 35 kg).

Non-GAAP Financial Information
The information presented in this document has been prepared by Gilead in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7, 8 and 9.
Conference Call
At 4:30 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss results from its first quarter 2017 and a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com/investors 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-877-359-9508 (U.S.) or 1-224-357-2393 (international) and dial the conference ID 91219047 to access the call.
A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through May 4, 2017. To access the phone replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international) and dial the conference ID 91219047.
About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases. Gilead has operations in more than 30 countries worldwide, with headquarters in Foster City, California.
Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to achieve its anticipated full year 2017 financial results; Gilead’s ability to sustain growth in revenues for its antiviral and other programs; the risk that estimates of patients with HCV or anticipated patient demand may not be accurate; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including Vemlidy, Epclusa, Descovy, Odefsey and Genvoya; the potential for increased pricing pressure globally and contracting pressure as well as decreased volume and market share from additional competitive HCV launches; a larger than anticipated shift in payer mix to more highly discounted payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs) and Veterans Administration (VA); continued fluctuations in ADAP and VA purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead’s earnings; market share and price erosion caused by the introduction of generic versions of Viread and Truvada outside the United States; potential amendments to the Affordable Care Act or other government action that could have the effect of lowering prices or reducing the number of insured patients; the possibility of unfavorable results from clinical trials involving investigational compounds; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to submit new drug applications and receive regulatory approval for new product candidates in the timelines currently anticipated or at all; Gilead’s ability

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May 2, 2017	5

to successfully develop its oncology, inflammation, cardiovascular and respiratory programs; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including BIC+FTC/TAF and certain HIV CAIs; Gilead’s ability to pay dividends or complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Annual Report on Form 10-K for the year ended December 31, 2016 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, CAYSTON®, COMPLERA®, DESCOVY®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TRUVADA®, TYBOST®, VEMLIDY®, VIREAD®, VITEKTA®, VOLIBRIS®, and ZYDELIG®.
ATRIPLA® is a registered trademark of Bristol-Myers Squibb & Gilead Sciences, LLC. LEXISCAN® is a registered trademark of Astellas U.S. LLC. MACUGEN® is a registered trademark of Eyetech, Inc. SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company. TAMIFLU® is a registered trademark of Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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May 2, 2017	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Product sales	$6,377	$7,681
Royalty, contract and other revenues	128	113
Total revenues	6,505	7,794
Costs and expenses:
Cost of goods sold	957	1,193
Research and development expenses	931	1,265
Selling, general and administrative expenses	850	685
Total costs and expenses	2,738	3,143
Income from operations	3,767	4,651
Interest expense	(261)	(230)
Other income (expense), net	111	81
Income before provision for income taxes	3,617	4,502
Provision for income taxes	918	935
Net income	2,699	3,567
Net income (loss) attributable to noncontrolling interest	(3)	1
Net income attributable to Gilead	$2,702	$3,566

Net income per share attributable to Gilead common stockholders - basic	$2.07	$2.58
Shares used in per share calculation - basic	1,308	1,383
Net income per share attributable to Gilead common stockholders - diluted	$2.05	$2.53
Shares used in per share calculation - diluted	1,320	1,412
Cash dividends declared per share	$0.52	$0.43

May 2, 2017	7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Cost of goods sold reconciliation:
GAAP cost of goods sold	$957	$1,193
Acquisition related-amortization of purchased intangibles	(210)	(210)
Stock-based compensation expenses	(4)	(3)
Other(1)	—	3
Non-GAAP cost of goods sold	$743	$983

Product gross margin reconciliation:
GAAP product gross margin	85.0%	84.5%
Acquisition related-amortization of purchased intangibles	3.3%	2.7%
Non-GAAP product gross margin(2)	88.3%	87.2%

Research and development expenses reconciliation:
GAAP research and development expenses	$931	$1,265
Up-front collaboration expenses	—	(368)
Acquisition related-IPR&D impairment	—	(114)
Stock-based compensation expenses	(42)	(41)
Other(1)	—	27
Non-GAAP research and development expenses	$889	$769

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$850	$685
Stock-based compensation expenses	(43)	(44)
Other(1)	—	(3)
Non-GAAP selling, general and administrative expenses	$807	$638

Operating margin reconciliation:
GAAP operating margin	57.9%	59.7%
Up-front collaboration expenses	—%	4.7%
Acquisition related-amortization of purchased intangibles	3.2%	2.7%
Acquisition related-IPR&D impairment	—%	1.5%
Stock-based compensation expenses	1.4%	1.1%
Other(1)	—%	(0.3)%
Non-GAAP operating margin(2)	62.5%	69.3%

Notes:
(1) Amounts related to contingent consideration, consolidation of a contract manufacturer and/or other individually insignificant amounts
(2) Amounts may not sum due to rounding

May 2, 2017	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Effective tax rate reconciliation:
GAAP effective tax rate	25.4%	20.8%
Up-front collaboration expenses	—%	(1.5)%
Acquisition related-amortization of purchased intangibles	(1.2)%	(0.7)%
Stock-based compensation expenses(1)	0.6%	— %
Other(2)	—%	0.1%
Non-GAAP effective tax rate(3)	24.8%	18.7%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$2,702	$3,566
Up-front collaboration expenses	—	368
Acquisition related-amortization of purchased intangibles	202	204
Acquisition related-IPR&D impairment	—	99
Stock-based compensation expenses(1)	45	64
Other(2)	—	(27)
Non-GAAP net income attributable to Gilead	$2,949	$4,274

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$2.05	$2.53
Up-front collaboration expenses	—	0.26
Acquisition related-amortization of purchased intangibles	0.15	0.14
Acquisition related-IPR&D impairment	—	0.07
Stock-based compensation expenses(1)	0.03	0.05
Other(2)	—	(0.02)
Non-GAAP diluted earnings per share(3)	$2.23	$3.03

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$214	$210
Research and development expenses adjustments	42	496
Selling, general and administrative expenses adjustments	43	47
Total non-GAAP adjustments before tax	299	753
Income tax effect(1)	(52)	(45)
Total non-GAAP adjustments after tax	$247	$708

Notes:
(1)     Income tax effect related to stock-based compensation expenses for the three months ended March 31, 2017 include the incremental tax benefit of $20 million recognized from the adoption of Accounting Standards Update 2016-09 “Improvements to Employee Share-Based Payment Accounting”

(2) Amounts related to contingent consideration, consolidation of a contract manufacturer and/or other individually insignificant amounts
(3) Amounts may not sum due to rounding

May 2, 2017	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2017 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

Initially Provided February 7, 2017 Reiterated May 2, 2017
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	82% - 84%
Acquisition-related expenses	4% - 4%
Non-GAAP projected product gross margin(1)	86% - 88%

Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses	$3,295 - $3,640
Acquisition-related expenses / up-front collaboration expenses	(15) - (45)
Stock-based compensation expenses	(180) - (195)
Non-GAAP projected research and development expenses	$3,100 - $3,400

Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$3,305 - $3,615
Stock-based compensation expenses	(205) - (215)
Non-GAAP projected selling, general and administrative expenses	$3,100 - $3,400

Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses:
Acquisition-related expenses / up-front collaboration expenses	$0.62 - $0.67
Stock-based compensation expenses	0.22 - 0.24
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses	$0.84 - $0.91

Note:
(1) Stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin

May 2, 2017	10

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31,	December 31,
	2017	2016(1)

Cash, cash equivalents and marketable securities	$34,017	$32,380
Accounts receivable, net	4,034	4,514
Inventories	1,474	1,587
Property, plant and equipment, net	2,922	2,865
Intangible assets, net	8,761	8,971
Goodwill	1,172	1,172
Other assets	5,321	5,488
Total assets	$57,701	$56,977

Current liabilities	$8,282	$9,218
Long-term liabilities	28,502	28,396
Stockholders’ equity(2)	20,917	19,363
Total liabilities and stockholders’ equity	$57,701	$56,977

Notes:
(1) Derived from the audited consolidated financial statements as of December 31, 2016. Certain amounts have been reclassified to conform to current year presentation
(2) As of March 31, 2017, there were 1,307 million shares of common stock issued and outstanding

May 2, 2017	11

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended
	March 31,
	2017	2016
Antiviral products:
Harvoni – U.S.	$926	$1,407
Harvoni – Europe	243	555
Harvoni – Other International	202	1,055
	1,371	3,017

Epclusa – U.S.	735	—
Epclusa – Europe	138	—
Epclusa – Other International	19	—
	892	—

Genvoya – U.S.	669	141
Genvoya – Europe	87	16
Genvoya – Other International	13	1
	769	158

Truvada – U.S.	464	576
Truvada – Europe	189	251
Truvada – Other International	61	71
	714	898

Atripla – U.S.	316	489
Atripla – Europe	94	143
Atripla – Other International	42	43
	452	675

Sovaldi – U.S.	27	645
Sovaldi – Europe	106	280
Sovaldi – Other International	180	352
	313	1,277

Stribild – U.S.	226	376
Stribild – Europe	67	81
Stribild – Other International	16	20
	309	477

Viread – U.S.	117	123
Viread – Europe	71	76
Viread – Other International	72	73
	260	272

Complera / Eviplera – U.S.	112	222
Complera / Eviplera – Europe	125	146
Complera / Eviplera – Other International	16	13
	253	381

Descovy – U.S.	209	—
Descovy – Europe	37	—
Descovy – Other International	5	—
	251	—

Odefsey – U.S.	203	11
Odefsey – Europe	23	—
Odefsey – Other International	1	—
	227	11

May 2, 2017	12

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended
	March 31,
	2017	2016

Other Antiviral – U.S.	$25	$10
Other Antiviral – Europe	4	6
Other Antiviral – Other International	1	1
	30	17

Total antiviral products – U.S.	4,029	4,000
Total antiviral products – Europe	1,184	1,554
Total antiviral products – Other International	628	1,629
	5,841	7,183

Other products:
Letairis	211	175
Ranexa	153	144
AmBisome	92	86
Zydelig	35	49
Other	45	44
	536	498

Total product sales	$6,377	$7,681